Exhibit 99.1

Kindred Biosciences Announces Plans for Promotion of Dr. Zhan and Retirement of Dr. Sundlof
San Francisco, CA (September 11, 2017) Kindred Biosciences, Inc. (NASDAQ: KIN), a biopharmaceutical company focused on saving and improving the lives of pets, today announced that Dr. Stephen Sundlof will retire in January of 2018 and that, simultaneous with his retirement, Dr. Hangjun Zhan will be promoted to the position of Chief Scientific Officer.
Dr. Zhan has over 20 years of experience in the biotechnology sector and is a world-renowned expert in protein design, expression, production, biochemistry, and biophysics. He holds a B.Sc. degree from Zhejiang University, M.S. and Ph.D. degrees from the University of Washington, and completed a post-doctoral fellowship at Harvard Medical School. Dr. Zhan is also the lead author of many peer-reviewed publications and book chapters. Dr. Zhan is currently KindredBio’s Senior Vice President of Biologics Research. Previously, Dr. Zhan held positions at several biotechnology companies including Exelixis, Celera Genomics (Axys), Arris, and Aragen, where he led teams that successfully developed multiple products.
Dr. Sundlof, who has been a member of the KindredBio team since 2013, noted, “I have thoroughly enjoyed being a part of the KindredBio team. It has been a thrill to watch the Company grow from a handful of people into a world class animal health company. I leave KindredBio with the utmost confidence that the people, culture, and leadership, motivated by a passion to improve the lives of animals, will be a driving force for innovation in animal health.”
“Steve has been an integral part of the KindredBio team nearly since inception, and has contributed tremendously to the success of the company. I would like to thank Steve for his dedication to KindredBio and to wish him the best on his well-earned retirement. We look forward to his contributions as an exclusive consultant to KindredBio,” stated Richard Chin, M.D., President and CEO of KindredBio. “It is a pleasure to announce the promotion of Hangjun to Chief Scientific Officer. Hangjun has built a world-class biologics research team at KindredBio and an industry-leading biologics program. His strong scientific acumen and deep expertise in protein design are unparalleled, and a great asset to KindredBio as we continue to be a leader in the veterinary antibody field.”
About Kindred Biosciences
Kindred Biosciences is a pre-commercialization stage biopharmaceutical company focused on saving and improving the lives of pets. Its mission is to bring to pets the same kinds of safe and effective medicines that human family members enjoy. The Company’s strategy is to identify compounds and targets that have already demonstrated safety and efficacy in humans and to develop therapeutics based on these validated compounds and targets for dogs, cats and horses. The Company has a deep pipeline of novel drugs and biologics in development across many therapeutic classes.
For more information or to download the corporate presentation, visit www.KindredBio.com/LearnMore. Stay connected with KindredBio on Facebook at www.Facebook.com/KindredBio.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, but not limited to, statements regarding our expectations about the trials, regulatory approval, manufacturing, distribution and commercialization of our current and future product candidates, and statements regarding our anticipated revenues, expenses, margins, profits and use of cash.
These forward-looking statements are based on our current expectations. These statements are not promises or guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results to be materially different from any future results expressed or implied by the forward-looking statements. These risks include, but are not limited to, the following: our limited operating history and expectations of losses for the foreseeable future; the absence of significant revenue from our product candidates for the foreseeable future; our potential inability to obtain any necessary additional financing; our substantial dependence on the success of our lead product candidates, which may not be successfully commercialized even if they are approved for marketing; the effect of competition; our potential inability to obtain regulatory approval for our existing or future product candidates; our dependence on third parties to conduct some of our development

Exhibit 99.1

activities; our dependence upon third-party manufacturers for supplies of our product candidates; uncertainties regarding the outcomes of trials regarding our product candidates; our potential failure to attract and retain senior management and key scientific personnel; uncertainty about our ability to develop a satisfactory sales organization; our significant costs of operating as a public company; our potential inability to obtain patent protection and other intellectual property protection for our product candidates; potential claims by third parties alleging our infringement of their patents and other intellectual property rights; our potential failure to comply with regulatory requirements, which are subject to change on an ongoing basis; the potential volatility of our stock price; and the significant control over our business by our principal stockholders and management.
For a further description of these risks and other risks that we face, please see the risk factors described in our filings with the U.S. Securities and Exchange Commission (the SEC), including the risk factors discussed under the caption "Risk Factors" in our Annual Report on Form 10-K and any subsequent updates that may be contained in our Quarterly Reports on Form 10-Q filed with the SEC. As a result of the risks described above and in our filings with the SEC, actual results may differ materially from those indicated by the forward-looking statements made in this press release. Forward-looking statements contained in this press release speak only as of the date of this press release and we undertake no obligation to update or revise these statements, except as may be required by law.
Contact
Russell Radefeld
KindredBio
russell.radefeld@kindredbio.com
(650) 701-7904